Fourth Quarter 2017 Earnings | Kemper to Acquire Infinity P&C February 13, 2018 Exhibit 99.1

Preliminary Matters Caution Regarding Forward-Looking Statements This presentation may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction involving Kemper Corporation (the “Company”), a wholly-owned subsidiary of the Company and Infinity Property and Casualty Corporation (“Infinity”), including, without limitation, the receipt of stockholder and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities and insurance regulators necessary to complete such proposed merger transaction) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed merger transaction) ; (b) unanticipated difficulties or expenditures relating to such proposed merger transaction; (c) risks relating to the value of the shares of the Company’s common stock to be issued in such proposed merger transaction; (d) disruptions of the Company’s and Infinity’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) legal proceedings that may be instituted against the Company and Infinity following announcement of such proposed merger transaction; and (f) those factors listed in annual, quarterly and periodic reports filed by the Company and Infinity with the Securities and Exchange Commission (the “SEC”), whether or not related to such proposed merger transaction. The Company assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this presentation or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Preliminary Matters Additional Information Regarding the Transaction and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, a wholly-owned subsidiary of the Company and Infinity, among other things. The proposed issuance of shares of Company common stock in connection with the proposed merger transaction will be submitted to the stockholders of the Company for their consideration, and the proposed merger transaction will be submitted to the shareholders of Infinity for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which will be mailed to the stockholders of the Company and the shareholders of Infinity. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and Infinity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors” section of the Company’s website located at http://www.kemper.com or by contacting the Company’s Investor Relations Department at (312) 661-4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity will be available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at (205) 803-8186 or investor.relations@infinityauto.com. Participants in the Solicitation The Company and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 24, 2017, its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 13, 2018, and information about the directors and executive officers of Infinity is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 11, 2017, and its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Non-GAAP Financial Measures: This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. All data in this presentation is as of and for the periods ending December 31, 2017 unless otherwise stated.

4Q and FY 2017 Highlights GAAP EPS increased 18 percent for the quarter Adjusted Net Operating EPS¹ increased 7 percent in the quarter and 44 percent in the year Earned Premiums increased $45 million, or 8 percent, in the quarter and $130 million, or 6 percent, in the year; improvements are primarily from policies-in-force growth and higher average earned premium in the nonstandard auto business Nonstandard auto led the P&C segment’s underlying combined ratio improvement of 6.3 percentage points in the quarter and 5.5 percentage points in the year Life & Health adjusted net income¹ increased $2 million in the quarter and $10 million in the year, primarily from higher net investment income and stable underwriting margins and earned premiums Net Investment Income increased 3 percent in the quarter and 10 percent in 2017, driven by a larger core investment portfolio with stable performance coupled with strong performance of our alternative investment portfolio Operating Results Ample liquidity at holding company — ~$580 million of available and contingent liquidity Operating companies continue to be capitalized at levels that exceed our rating requirements Year-end debt-to-capital ratio improved to 21.9 percent Balance Sheet Duane Sanders – President, Property & Casualty Division effective January 2018 Secured an aggregate catastrophe reinsurance treaty for 2018 Implemented Kemper Prime, our new preferred auto and home product, in 4 new states during the quarter Recognized $7.4 million benefit from the Tax Cuts and Jobs Act of 2017 Other ¹ Excludes $50.5 million after-tax charge in 2016 from implementing voluntary use of death verification databases

Fourth Quarter Full Year 2017 Highlights – Strong Results ¹ Non-GAAP financial measure; Please see reconciliation in the appendix Operating trends continue to improve with strong 4Q17 and FY17 performance

Improving Underlying Operating Performance ¹ Non-GAAP financial measure; Please see reconciliation in the appendix Delivered continued strong underlying operating performance; Up 53 percent quarter-over-quarter and 65 percent year-over-year

Kemper to Acquire Infinity P&C

Majority of Phase 1 and Phase 2 initiatives are complete or ahead of schedule Shifting focus towards Phase 3 as a result of improved operating performance Grow and enhance strategic position in key focus markets Scale business platform and enhance product suite Optimize data and analytics capabilities Continue to enhance operational efficiency with Claims initiatives Taking the Next Step on Kemper’s Journey to Unlock Embedded Value Grow Build & Leverage, Rebuild Incubate Work / Effort Phase 1 Phase 2 Phase 3 Continued Progress of Nonstandard Strategic Plan Acquisition of Infinity Accelerates Momentum Combines two leading brands in nonstandard auto (“NSA”) insurance Increases scale in NSA and attractive markets Improves presence in core markets Expands product offering and customer base Deepens agency relationships Bolsters growth opportunities Better positioned to serve combined customer base Nonstandard specialization optimizes claims process Efficient expense base enables more competitive pricing Enhanced customer experience Broader product offering enables cross-sell Enhances earnings profile and provides significant financial flexibility Improved capital generation capabilities Deploys capital in a strategic acquisition that will meaningfully enhance shareholder value Combination of two leading nonstandard businesses improves our ability to provide valuable products at reasonable costs to the combined customer base

Infinity P&C Overview – A Premier NSA Platform Principally focuses on high growth urban markets through unique service capabilities to Hispanic communities Strong underwriting and claims processes delivered through a low cost and efficient operating platform Large and diversified distribution channel with a network of 10,600 independent agents and a growing direct platform Earned Premiums (“EP”) $1,371mm Calendar Year Combined Ratio (GAAP) 95.2% Operating Net Income $43.9mm Book Value $720mm 2017 Key Statistics 2017 NSA Premium Mix by State A Leading NSA Brand 2017 Premium Mix by Product A leading nonstandard auto insurer with best-in-class capabilities Strong Underwriting (GAAP) 2017 Total EP: $1.4bn 2017 NSA EP: $1.2bn

Transaction Details

Transaction	• Kemper Corporation acquires Infinity P&C in a cash and stock transaction
Deal Value	• $1.4bn transaction equity value[1] – ~$129.00 per Infinity share – Represents a 33% premium to Infinity's closing price of $97.05 on February 12, 2018 • Implied transaction value of $1.3bn, or ~$121.01 per Infinity share (~25% premium to Infinity's closing price on February 12, 2018) based on Kemper's stock price of $57.75 on February 12, 2018
Consideration Mix	• Aggregate consideration mix of approximately 60% stock and 40% cash to Infinity shareholders including: – $51.60 cash per Infinity share – 1.2019 Kemper shares per Infinity share, based on the 20-day volume weighted average price ("VWAP") of Kemper's stock on February 12, 2018
Pro Forma Ownership	• Resulting pro forma ownership: ~80% Kemper | ~20% Infinity
Financing	• $0.6bn aggregate cash consideration, funded by internal resources and a newly issued term loan • $0.9bn aggregate stock consideration, issued directly to Infinity shareholders • 26.4% pro forma debt to capitalization ratio
Approvals and Timeline	• Customary regulatory and shareholder approvals • Expected to close in Q3 2018
Other	• Retain Infinity brand among family of Kemper brands • One Infinity Director to join Kemper board; Kemper board to expand to 11 Directors • Retention arrangements with key Infinity employees

[1] *Based on ~11.0mm fully diluted shares of Infinity at $129.00 per share, which assumes 10.9mm basic shares and 0.07mm shares related to non-vested RSUs.*

KEMPER
Kemper to Acquire Infinity P&C
10

Key Investment Highlights Reinforces Kemper’s strategy of focusing on niche markets Combination of best-in-class capabilities, expertise, and operational excellence Creates an industry-leading NSA insurer with significant scale Enhances service through Infinity’s brand and capabilities among urban and Hispanic communities Financially compelling and conservatively structured transaction

Industry-Leading NSA Insurer Focused on Niche Markets Enhanced Scale in Fragmented Personal Auto Market Scale and Focus to Offer a Valuable Service to Niche Markets Source: A.M. Best Ability to attract and retain key talent Specialized products for NSA customers Improved data and analytical capabilities Claim efficiencies and enhanced repair shop relationships Competitive pricing through lower costs Strengthened agency relationships and expanded customer reach + Leading NSA Brands Rank 1 2 3 4 5 6 7 8 9 10 11 12 13 New 14 14 15 16 17 18 19 20 21 22 23 24 25 Personal Auto Concentration: Top 5: 57 % Top 10: 72% 2016 NPW ($bn) 2017 Kemper / Infinity $2.7bn

Infinity's Strong Brand and Capabilities Enhances Service Offering

95% of Combined Company NSA Premiums are Focused in High Growth Markets



5-year U.S. Population CAGR: 0.7%
0.8%
1.4%
1.7%
1.6%
Target Market[1] 5-year Population Growth

Unique Capabilities to Provide Specialized Products and Services to a Growing Hispanic Community



Target Market 15-Year CAGR: 2.7%
U.S. Population 15-Year CAGR: 0.9%
Hispanic Population (mm)
80
70
60
50
40
30
20
10
0
2010
2015
2020
2025
1st Gen.
2nd Gen.
3rd Gen.

Infinity Provides Unique Service Capabilities

- ✓ Nonstandard insurance represents a historically niche segment with meaningful growth opportunities
- ✓ Infinity's target markets complement Kemper's existing nonstandard footprint
  - Infinity focused across 15 of the largest urban zones in the U.S.
  - Target markets represent a meaningful percentage of the nonstandard population and offer a significant premium opportunity
- ✓ Target market[1] total population growth of 1.3% annually over last 5 years (0.7% for U.S.)[2]
- ✓ A combination with Infinity adds unique nonstandard expertise and service capabilities
  - 550+ repair shop relationships
  - Specialized nonstandard claims offices in each of the 15 urban zones
  - 85% of service representatives are bilingual
  - 100% of direct sales representatives are bilingual

Source: Pew Hispanic Center and Urban Institute & U.S. Census Bureau
[1] Defined as Arizona, California, Florida, Texas.
[2] Period 2012 through 2017

KEMPER
Kemper to Acquire Infinity P&C
13

Reinforces Kemper’s Strategy of Focusing on Niche Segments Diversified product offerings focused on niche customers Combined entity offers more capital efficiency Opportunity to offer life, health, renters products to Infinity customer base Commercial auto offers attractive source of growth 2017 EP: $1.0bn 2017 EP: $2.2bn Standalone Kemper Pro Forma Business Mix Business Mix NSA Geographic Distribution NSA Geographic Distribution 2017 EP: $2.4bn 2017 EP: $3.7bn Strengthens NSA premium in key states (i.e., CA, FL, TX) Limited agency overlap Complementary product offerings

Significant Value Creation Through Combination Strong product and claim capabilities Low cost and efficient processes Proven growth track record in core markets Specialized products and services provide meaningful value to the urban and Hispanic communities – extensive bilingual capabilities In addition to scale benefits of a larger NSA player, each side brings complementary skills to the combined entity Strong product and claim capabilities Low cost and efficient processes Proven growth track record in core markets Diversified national product portfolio with stable L&H earnings provides capital to support growth Strong investment capabilities Increased scale yields stronger claim capabilities and better distribution breadth Ability to retain best in class capabilities and top talent from both organizations Larger premium base to spread fixed costs and investments into product, service and technology Geographic and product diversification enable improved capital management Additional Benefits of a Larger and Scaled Combined Business Shared core capabilities plus unique strengths and added scale create a dynamic, leading NSA franchise - delivering valuable products at reasonable costs to niche customer segments

Financially Compelling & Conservatively Structured Transaction

Financially Compelling	Earned Premium	• $3.7bn of combined earned premiums • ~58% increase in Kemper's 2017 earned premiums
	EPS Accretion	• Accretive to EPS (excluding value of business acquired ("VOBA") and one-time items) in Year 1 (first twelve months following close of the transaction) • 10%+ accretive to EPS in Year 2
	ROE Accretion	• 30bps+ accretive to return on average common equity ("ROACE") in Year 2 • 400bps+ accretive to return on average tangible common equity ("ROATCE") in Year 2
	Book Value Earnback	• Immediately accretive to book value per share • Tangible book value per share returns to its current level in approximately 2 years
	Conservative Capitalization	• Pro forma debt to total capitalization of approximately 26.4% - normalized to ~22% by 1H 2019 • Meaningful financial flexibility driven by combined company capital generation capabilities
Meaningful Synergies	Synergies	• Estimate $55mm of fully phased-in pre-tax cost savings to be realized by 2Q 2020 • Approximately $10-15mm of incremental pre-tax savings related to systems conversions; fully realized by year-end 2022 • An additional $5-10mm of pre-tax earnings from the repositioning of Infinity's investment portfolio
	One Time and Restructuring	• Estimate approximately $38mm of one-time deal-related expenses and approximately $72mm of integration expenses • Integration expenses are 1.2x fully phased-in synergies (cost savings plus investment portfolio repositioning)

A strategically and financially compelling transaction meant to create value for both sets of shareholders

KEMPER
Kemper to Acquire Infinity P&C
16

Well-Positioned Operating Profile with Conservative Capital Structure FY 2017 ($ millions) Earned Premiums $2,350 $1,371 $3,721 Combined Ratio (underlying)¹ NSA: P&C: 94.7% 94.2% 96.4% 95.4% 95.7% 94.7 % Expense Ratio NSA: P&C: 16.1% 22.1% 17.4% 18.3% 16.8% 20.4 % Operating Income² $93 $44 $136 Operating Income (underlying)³ $226 $43 $269 Debt $592 $274 $1,0664 Shareholders’ Equity $2,116 $720 $2,9665 Debt / Total Capitalization 21.9% 27.5% 26.4% + Operating Capitalization 1 Excludes catastrophe losses and prior year development. Please see reconciliation in the appendix ² Includes $7.4mm after-tax DTL write-off related to tax reform for Kemper and $10.2mm after-tax DTA write-off for Infinity. Please see reconciliation in the appendix ³ Excludes $120.2mm of after-tax catastrophes losses and $13.3mm of after-tax prior year unfavorable development for Kemper and $11.3mm of after-tax catastrophe losses and $12.0 mm of prior year favorable development for Infinity. Please see reconciliation in the appendix 4 Assumes up to $200mm of short-term debt financing. 5 Includes $850mm of common equity issued to Infinity shareholders.

Key Investment Highlights Reinforces Kemper’s strategy of focusing on niche markets Combination of best-in-class capabilities, expertise, and operational excellence Creates an industry-leading NSA insurer with significant scale Enhances service through Infinity’s brand and capabilities among urban and Hispanic communities Financially compelling and conservatively structured transaction

Appendix: Additional Information

Transaction Consideration Detail Total Consideration to Infinity Shareholders – 20-Day VWAP1 Cash Consideration Kemper shares issued to Infinity (mm) 13.2 Kemper Share Price (20-day VWAP) $64.40 Total Value (20-day VWAP) $ 850 Kemper Share Price (current price) $57.75 Total Value (current price) $ 762 Stock Consideration Per Share $mm % Total Cash Consideration $51.60 $567 40% Stock Consideration $77.40 $850 60% Total Consideration $129.00 $1,417 100% $mm Cash on Hand $235 Cash at Infinity HoldCo $170 Short-Term Financing $162 Total Cash $567 Fixed exchange ratio of 1.2019 Kemper shares for each Infinity share Note: Based on 11.0mm fully diluted shares of Infinity at $129.00 per share, which assumes 10.9mm basic shares and 0.07mm shares related to non-vested RSUs. 1 Assumes a per share consideration of $129.00 for each share of Infinity stock assuming Kemper’s 20-day volume weighted average price of $64.40 per share. 2 Assumes a per share consideration of $121.01 for each share of Infinity stock assuming Kemper’s closing price of $57.75 per share as of February 12, 2018. Total Implied Consideration to Infinity Shareholders – Current2 Per Share $mm % Total Cash Consideration $51.60 $567 43% Stock Consideration $69.41 $762 57% Total Consideration $121.01 $1,329 100%

Stable and Predictable Life & Health Earnings (MM) (MM) Comparing 4Q16 to 4Q17, earned premiums grew slightly due to increasing A&H insurance premiums Net investment income increased $4 million over 4Q16, primarily from higher returns from alternative investments Comparing 4Q16 to 4Q17, net income increased to $2 million, primarily from higher net investment income L&H continues to provide strong predictable cash flows Revenues Net Operating Income $211 $208 $206 $206 $211

Profitably Growing Nonstandard Personal Auto Comparing 4Q16 to 4Q17, earned premiums increased $47 million, or 22 percent, driven by higher volume and premium rate increases Business is expanding market share in core geographies Underlying combined ratio improved 4.3 points in 4Q17 compared to 4Q16, driven by rate, claims and underwriting actions On a sequential basis, underlying combined ratio increased primarily from seasonality (%) (MM) Revenues Underwriting Results ¹ Non-GAAP financial measure; See reconciliation in the appendix. Strong nonstandard auto franchise focused on profitable growth

Preferred Lines Showing Improvement Earned premiums were flat in the quarter, as higher average premium rates were offset by lower volume 4Q17 underlying combined ratio improved 7.2 percentage points over 4Q16, driven by adverse current-year development in 4Q16 Preferred auto remains challenged Continue to focus on claims, rate and underwriting actions Earned premiums decreased $3 million, in line with expectations California wildfires significantly impacted results Initiated an aggregate catastrophe reinsurance treaty for 2018 Underlying loss & LAE ratio improved 8 points. About half is from the rate and underwriting actions taken in previous quarters; these efforts will continue (%) (MM) $182 $184 $181 $186 $184 Preferred Auto Homeowners ¹Non-GAAP financial measure; Please see reconciliation in the appendix Making progress on improving underlying profitability

Consistent Portfolio Returns: High Quality, Moderate Risk Short-term Diversified & Highly-Rated Portfolio Portfolio Composition Fixed Maturity Ratings $5.4 Billion $6.8 Billion A or Higher ≤ CCC B / BB BBB Other Alternatives¹ Equity¹ U.S. Gov’t States/ Munis Corporates Investment portfolio produced a pre-tax equivalent annualized book yield of 5.5 percent in 4Q17 and 5.4 percent in 2017, compared to 5.4 percent in 4Q16 and 5.1 percent in 2016 Alternative investment portfolio, which is designed to provide enhanced returns over time, outperformed expectations in both 4Q17 and 4Q16. For the year, alternative investment income increased $27 million over 2016. Core portfolio continues to provide consistent and predictable cash flows. The higher investment base that is being generated by growth in the life and nonstandard books, is being offset by lower investment rates. More than 80 percent of the total investment portfolio remains comprised of fixed maturity and short-term securities, of which 90 percent is rated investment grade 1 Equity Securities excludes $203 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments Strong Performance Despite Low Rates (MM) $80 $83 $86 $77 $82 Overview

Strong Current Capital Position with Ample Liquidity Debt Cash Flow from Operating Activities Debt-to-Capital Historically <30% 22.8% $2.7B 21.9% $2.7B 27.6% $2.7B 27.4% $2.7B 26.5% $2.8B Total Capitalization Strong Parent Company Liquidity Risk-Based Capital Ratios (MM) (%) $561 $582 $684 $741 $734 (MM) Capital position and liquidity resources provide significant financial flexibility CAGR – 30% ¹Excludes Alliance United

Prospective Items for 2018 - Coverage $50 million in excess of $60 million $500k deductible per storm Perils: All perils, excluding named storms (i.e. hurricanes) and earthquakes Covered Line: Homeowners - Pricing $9 million Recognized $7.4 million benefit from the Tax Cuts and Jobs Act of 2017 Near-term earnings benefit with longer-term implications to be determined Aggregate Catastrophe Program Tax Reform Retention $60M $50M xs $60M (100% Placed) $110M 2018 Aggregate Catastrophe Reinsurance Program

Non-GAAP Financial Measures Underlying Operating Performance is a non-GAAP financial measure that is computed by excluding from the Diluted Income (Loss) from Continuing Operations Per Unrestricted Share the after-tax per unrestricted share impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) current year catastrophe losses and LAE, 4) net investment income from alternative investments, 5) prior-year reserve development (both catastrophe and non-catastrophe), and 6) the initial impact of voluntary outreach efforts regarding life claims recorded in the third quarter of 2016. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share. Kemper believes Underlying Operating Performance provides investors with a valuable measure of its ongoing performance because it reveals underlying operational trends that otherwise might be less apparent if the items were not excluded. Underlying Operating Performance should not be considered a substitute for the Diluted Income (Loss) from Continuing Operations Per Unrestricted Share and does not reflect the overall profitability of our business. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities, is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Non-GAAP Financial Measures Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share is an after-tax, non-GAAP financial measure computed by excluding from Diluted Income (Loss) from Continuing Operations Per Unrestricted Share the after-tax per unrestricted share impact of net realized gains on sales of investments and net impairment losses recognized in earnings related to investments. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share. Kemper believes that Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process.

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure that is computed by excluding the current year catastrophe and LAE ratio and the prior-year reserve development ratio (both non-catastrophe and catastrophes) from the combined ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding the total incurred loss and LAE ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

Non-GAAP Financial Measures Underlying Combined Ratio - Continued

Non-GAAP Financial Measures Operating Income is an after-tax, non-GAAP financial measure that is computed by excluding from Income from Continuing Operations the after-tax impact of net realized gains on sales of investments and net impairment losses recognized in earnings related to investments. The most directly comparable GAAP financial measure is Income from Continuing Operations. Underlying Operating Income is an after-tax, non-GAAP financial measure that is computed by excluding from Income from Continuing Operations the after-tax impact of net realized gains on sales of investments, net impairment losses recognized in earnings related to investments, current year catastrophe losses and LAE and prior-year reserve development (both catastrophe and non-catastrophe). The most directly comparable GAAP financial measure is Income from Continuing Operations. Kemper believes both Operating Income and Underlying Operating Income are useful to investors and are used by management to reveal trends in Kemper’s business that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments may vary significantly between periods and are generally driven by business decisions and external economic developments such a capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Company’s insurance products in the current period.